Exhibit 99.1

FOR IMMEDIATE RELEASE Media Contact Karen Wishart kwishart@urban1.com 301.429.3638

Urban One, Inc. Receives NASDAQ Notification of Non-Compliance with Listing Rule 5250(c)(1)

SILVER SPRING, MD — August 22, 2023 – Today, Urban One, Inc. (NASDAQ: UONEK; UONE) (the “Company”), reported that it received a letter from the Listing Qualifications Department of the Nasdaq Stock Market LLC (“NASDAQ”) on August 16, 2023 (the “Third NASDAQ Letter”) notifying the Company that it was not in compliance with requirements of NASDAQ Listing Rule 5250(c)(2) (the “Rule”) as a result of not having timely filed (i) its Quarterly Report on Form 10-Q for the period ended March 31, 2023 (the “Q1 2023 Form 10-Q” ) and (ii) its Quarterly Report on Form 10-Q for the period ended June 30, 2023 (the “Q2 2023 Form 10-Q”) with the Securities and Exchange Commission (“SEC”).

This notification has no immediate effect on the listing of the Company’s common stock on the NASDAQ. However, if the Company fails to timely regain compliance with the Rule, the Company’s common stock will be subject to delisting from NASDAQ.

As previously disclosed, the Company received a notice from NASDAQ on April 3, 2023 (the “First Nasdaq Letter”), notifying the Company was not in compliance with the Rule due to its delay in filing the 2022 Annual Report on Form 10-K (the “2022 Form 10-K”). On May 10, 2023, the Company filed a Form 12b-25 Notification of Late Filing with respect to its Q1 2023 Form 10-Q, triggering the Second NASDAQ Letter, also previously disclosed. In accordance with the Second NASDAQ Letter, the Company filed a plan to regain compliance with respect to the 2022 Form 10-K and the Q1 2023 Form 10-Q. NASDAQ accepted the Company’s compliance plan and granted the Company 180 days, or until September 27, 2023, for filing the 2022 Form 10-K and the Q1 2023 Form 10-Q to regain compliance. The Company subsequently filed the 2022 Form 10-K on June 30, 2023, however, the Company has yet to file its Q1 2023 Form 10-Q and this, as well as the Company’s previously disclosed change of independent registered public accounting firm (as disclosed on a Current Report on Form 8-K filed July 12, 2023), has delayed the Company’s preparation and filing of its Q2 2023 Form 10-Q.  The Company is in the process of completing its Q1 2023 Form 10-Q and anticipates filing both the Q1 2023 Form 10-Q and the Q2 2023 Form 10-Q on or before September 27, 2023.

Cautionary Note Regarding Forward-Looking Statements

The Company cautions you certain of the statements in this Form 8-K or in its press release may represent “forward-looking statements” as defined in Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. These statements are based on assumptions believed by the Company to be reasonable and speak only as of the date on which such statements are made. Without limiting the generality of the foregoing, words such as “expect,” “believe,” “anticipate,” “intend,” “plan,” “project,” “will” or “estimate,” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. Except as required by law, the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date and cautions investors not to place undue reliance on any such forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements based on a number of factors, including but not limited to the following: the extent of the impact of the COVID-19 global pandemic or any other epidemic, disease outbreak, or public health emergency, including the duration, spread, severity, and any recurrence of the COVID-19 pandemic, the duration and scope of related government orders and restrictions, the impact on our employees, economic, public health, and political conditions that impact consumer confidence and spending, including the impact of COVID-19 and other health epidemics or pandemics on the global economy; the rapidly evolving nature of the COVID-19 pandemic and related containment measures, including changes in unemployment rate; the impact of political protests and curfews imposed by state and local governments; the cost and availability of capital or credit facility borrowings; the ability to obtain equity financing; general market conditions; the adequacy of cash flows or available debt resources to fund operations; and other risk factors described from time to time in the Company’s Forms 10-K, Forms 10-K/A, Forms 10-Q, Forms 10-Q/A and Form 8-K reports (including all amendments to those reports).

About Urban One:

Urban One, Inc. (urban1.com), together with its subsidiaries, is the largest diversified media company that primarily targets Black Americans and urban consumers in the United States. The Company owns TV One, LLC (tvone.tv), a television network serving more than 59 million households, offering a broad range of original programming, classic series and movies designed to entertain, inform, and inspire a diverse audience of adult Black viewers. As of June 30, 2023, we owned and/or operated 66 independently formatted, revenue producing broadcast stations (including 55 FM or AM stations, 9 HD stations, and the 2 low power television stations) branded under the tradename “Radio One” in 13 urban markets in the United States. Through its controlling interest in Reach Media, Inc. (blackamericaweb.com), the Company also operates syndicated programming including the Rickey Smiley Morning Show, the Russ Parr Morning Show, and the DL Hughley Show. In addition to its radio and television broadcast assets, Urban One owns iOne Digital (ionedigital.com), our wholly owned digital platform serving the African American community through social content, news, information, and entertainment websites, including its Cassius, Bossip, HipHopWired and MadameNoire digital platforms and brands. Through our national multi-media operations, we provide advertisers with a unique and powerful delivery mechanism to the African American and urban audiences.